Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 033-46327 on Form S-8 of our report dated June 30, 2008 relating to the financial statements and financial statement schedule of the Huntington Investment and Tax Savings Plan appearing in this Annual Report on Form 11-K of the Huntington Investment and Tax Savings Plan for the year ended December 31, 2007.
/s/ Deloitte & Touche, LLP
Columbus, Ohio
June 30, 2008

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